NEWS RELEASE

GOLDEN QUEEN ANNOUNCES CLOSING OF JOINT VENTURE
TO DEVELOP AND OPERATE THE SOLEDAD MOUNTAIN PROJECT

September 15, 2014 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce that it has closed the joint venture transaction with Gauss LLC (“Gauss”). Pursuant to the closing of the transaction, Gauss has invested US$110million in cash in exchange for a 50% joint venture interest in the Soledad Mountain Project (“the Project”). Gauss is a joint venture owned by Leucadia National Corporation (NYSE: LUK) and Auvergne, LLC, an investment vehicle owned by certain members of the Clay family.

The Project is a fully-permitted, open pit, heap leach gold and silver project located just outside the town of Mojave in Kern County, California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore. Construction has started and commissioning is planned for late 2015.

The Joint Venture

Pursuant to the joint venture transaction, Golden Queen converted its wholly-owned subsidiary that is developing the Project into a California limited liability company named Golden Queen Mining Company, LLC (“GQ California”). On closing of the transaction, Gauss acquired 50% of GQ California in exchange for its US$110 million investment. Golden Queen Mining Holdings, Inc. (“GQ Holdco”), a newly incorporated subsidiary of Golden Queen, holds the other 50% of GQ California.

The parties have entered into a joint venture agreement that provides, inter alia, details of how the Joint Venture will be managed and the obligations of each of the parties in connection with further funding requirements. GQ California is managed by a board of managers comprising an equal number of representatives of each of Gauss and GQ Holdco. The initial officers of GQ California are Lutz Klingmann as Chief Executive Officer, and Andrée St-Germain as Chief Financial Officer.

On closing of the joint venture transaction, GQ California applied part of the investment of US$110million to repayment of principal and accrued interest on the US$10 million bridge loan advanced by Leucadia National Corporation and Auvergne, LLC in July 2014. GQ California will apply the remainder of the investment to the continued development of the Project. Golden Queen is currently evaluating financing alternatives to fund the capital contribution to GQ California that is required pursuant to the terms of the joint venture agreement.

Additional details on the Joint Venture are available on the Company’s website at www.goldenqueen.com, on SEDAR at www.sedar.com and on Edgar at www.sec.gov.

Further Information

For further information regarding this news release please contact:
H. Lutz Klingmann, President
Telephone: (604) 921-7570
Email: lklingmann@goldenqueen.com

Caution With Respect To Forward-Looking Statements: The information in this news release includes certain "forward-looking statements". All statements in this news release, other than statements of historical fact, including, without limitation, the estimated proceeds from additional commitments to fund the joint venture and the projections for a fully funded project; the expectation that Golden Queen will successfully fund the required capital contribution to GQ California; plans for and intentions with respect to capital requirements, construction and other development activities on the Project; expectations related to management and operation of GQ California and future mining operations on the Project, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements.

Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include, without limitation, risks and uncertainties regarding: failure to fund the Company's required capital contribution to GQ California in accordance with the joint venture agreement and related dilution in GQ California; the development and operation of the Project, including additional capital requirements for the Project, accidents, equipment breakdowns and non-compliance with environmental and permit requirements; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on form 10-Q for the period ended June 30, 2014.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.